Exhibit 10.11

                             KLA-TENCOR CORPORATION

ADDENDUM TO KENNETH SCHROEDER AMENDED RETENTION AND NON-COMPETITION AGREEMENT



This Addendum (the "Addendum") is made this 15th day of November, 2001, by and between Kenneth L. Schroeder (the "Executive") and KLA-Tencor Corporation (the "Company").

WHEREAS, the Company and Executive have previously entered into an Amended Retention and Non-Competition Agreement (the "Retention and Non-Competition Agreement");
WHEREAS, the parties hereto desire to amend the Retention and Non-Competition Agreement to (i) provide Executive with 100% vesting acceleration in the event of a "double-trigger," and (ii) to modify the golden parachute excise tax provisions of the Retention and Non-Competition Agreement by incorporating a $50,000 "hurdle" to provide greater protection for the Company;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Executive and the Company agree that the Retention and Non-Competition Agreement is hereby amended as follows:

1. Double-Trigger Option Vesting Acceleration. A new Section 21 is added to the Retention and Non-Competition Agreement, providing:

"21. Double-Trigger Option Vesting Acceleration. If, on or after a Change of Control (as defined herein), Executive's employment with the Company terminates due to (i) a voluntary termination for "Good Reason" (as defined herein), or
(ii) an involuntary termination by the Company other than for "Cause" (as defined in Section 7(b) hereof), then, subject to Executive executing and not revoking a Release and not breaching the terms of Section 10 hereof, all of Executive's Company stock options shall immediately accelerate vesting as to 100% of the then unvested shares.

For purposes of this Agreement, "Good Reason" means, without Executive's express consent,

(i)  a  material   reduction  of  Executive's   duties,   title,   authority  or
responsibilities, relative to Executive's duties, title, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Executive of such reduced duties, title, authority or responsibilities,

(ii) a reduction by the Company in the Base Salary of Executive as in effect immediately prior to such reduction;

(iii) a material reduction by the Company in the aggregate level of employee benefits, or overall compensation, including Target Bonuses, to which Executive was entitled immediately prior to such reduction with the result that Executive's aggregate benefits package is materially reduced (other than a reduction that generally applies to Company employees);

(iv) the relocation of Executive to a facility or a location more than thirty-five (35) miles from Executive's then present location; or (vi) any act or set of facts or circumstances which would, under California case law or statute constitute a constructive termination of Executive.


For purposes of this Agreement, "Change of Control" shall mean the occurrence of any of the following events:

(i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all the Company's assets; or

(iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv) A change  in the  composition  of the  Board  occurring  within a  two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date upon which this Agreement was entered into, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii), or (iii) above, or in connection with an actual or threatened proxy contest relating to the election of directors to the Company."

2.  Golden   Parachute   Excise   Taxes.   Section  11  of  the   Retention  and
Non-Competition Agreement is hereby amended and replaced in its entirety with the following provision:


"11. Golden Parachute Excise Taxes.

(a) Parachute Payments of Less than 3x Base Amount Plus Fifty Thousand Dollars. In the event that the benefits provided for in this agreement or otherwise payable to Executive (a) constitute "parachute payments" within the meaning of
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), (b) would be subject to the excise tax imposed by Section 4999 of the Code, and (c) the aggregate value of such parachute payments, as determined in accordance with
Section 280G of the Code and the proposed Treasury Regulations thereunder (or the final Treasury Regulations, if they have then been adopted) is less than the product obtained by multiplying three by Executive's "base amount" within the meaning of Code Section 280G(b)(3) and adding to such product fifty thousand dollars, then such benefits shall be reduced to the extent necessary (but only to that extent) so that no portion of such benefits will be subject to excise tax under Section 4999 of the Code.

(b) Parachute Payments Equal to or Greater than 3x Base Amount Plus Fifty Thousand Dollars. In the event that the benefits provided for in this agreement or otherwise payable to Executive (a) constitute "parachute payments" within the meaning of Section 280G of the Code, (b) would be subject to the excise tax imposed by Section 4999 of the Code, and (c) the aggregate value of such parachute payments, as determined in accordance with Section 280G of the Code and the proposed Treasury Regulations thereunder (or the final Treasury Regulations, if they have then been adopted) is equal to or greater than the product obtained by multiplying three by Executive's "base amount" within the meaning of Code Section 280G(b)(3) and adding to such product fifty thousand dollars, then the benefits shall be delivered in full.

(c) 280G Determinations. Unless the Company and the Executive otherwise agree in writing, the determination of Executive's excise tax liability and the amount required to be paid or reduced under this Section 11 shall be made in writing by the Company's independent auditors who are primarily used by the Company immediately prior to the Change of Control (the "Accountants"). For purposes of making the calculations required by this Section 11, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 11."

3. Retention and Non-Competition Agreement. To the extent not expressly amended hereby, the Retention and Non-Competition Agreement remains in full force and effect.

4. Entire Agreement. This Addendum, taken together with the Retention and Non-Competition Agreement, represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the subject matter hereof. This Addendum may be amended at any time only by mutual written agreement of the parties hereto.



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IN WITNESS WHEREOF, this Addendum has been entered into as of the date first set forth above.

      KLA-TENCOR CORPORATION                         EXECUTIVE


By: /s/ KENNETH LEVY                           /s/ KENNETH L. SCHROEDER
   -------------------                         ------------------------


Date:November 15, 2001